Agreement by and between Bio Technology Partners Business Trust (“Creditor”) a Business Trust whose address is 2307 Fenton Parkway, #107-120, San Diego, CA and Bio-Matrix Scientific Group, Inc, (“Debtor”), a Delaware Corporation whose address is 8885 Rehco Road, San Diego, CA. Creditor and Debtor shall be collectively referred to as the “Parties”.

WHEREAS Debtor is indebted to Creditor in the amount of $246,744, plus accrued interest (“Indebtedness”)

WHEREAS Debtor wishes to satisfy indebtedness pursuant to the following terms and conditions

WHEREAS Creditor wishes to have indebtedness satisfied pursuant to the following terms and conditions

IT IS AGREED AS FOLLOWS:

1. REPRESENTATIONS AND WARRANTIES.

(a) Debtor hereby represents and warrants to Creditor as follows:

(i) Corporate Existence of Debtor. Debtor (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Debtor, or the consummation of the transactions contemplated hereby and thereby (a) constitutes or will constitute a violation of the organizational documents of Debtor, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Debtor is a party or by which Debtor or any of its properties may be bound, (c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Debtor or any of its properties in a proceeding to which its property is or was a party, or (d) results or will result in the creation or imposition of any lien, charge or encumbrance

(b) Creditor hereby represents and warrant to Company as follows:

(i) Corporate Existence of Creditor. Creditor (a) is a business trust duly formed, validly existing and in good standing under the laws of the state of Pennsylvania and (b) has all requisite power and authority, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Creditor, or the consummation of the transactions contemplated hereby and thereby (a) constitutes or will constitute a violation of the organizational documents of Creditor, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Creditor is a party or by which Creditor or any of its properties may be bound, (c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Creditor or any of their properties in a proceeding to which its property is or was a party, or (d) results or will result in the creation or imposition of any lien, charge or encumbrance.

2. SATISFACTION OF INDEBTEDNESS.
Indebtedness shall be satisfied, and Debtor shall have no further liability to Creditor in connection with the indebtedness, upon the occurrence of all of the following on or beforeDecember 8, 2006:
Debtor shall issue to Creditor 1,391,935 Common Shares of the stock of the Debtor (“Shares”)

3. RESTRICTIVE NATURE OF SHARES

(a)
Creditor acknowledges that the Shares have not been registered pursuant to the Securities Act of 1933, as amended (“Act”), or any state securities law and are being issued pursuant to Section 4(2) of the Act. Creditor acknowledges that the Shares may not be transferred or resold except pursuant to an effective registration under the Act and any applicable state securities laws or an applicable exemption from such requirements.

(b)	Creditor acknowledges that the Shares shall bear shall bear the following or similar legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN
APPLICABLE EXEMPTION FROM SUCH REQUIREMENTS

4. PIGGYBACK REGISTRATION RIGHTS. Debtor agrees that the shares shall be included in a subsequent registration statement to be filed pursuant to the Act by Debtor with the United States Securities and Exchange Commission on either Form SB-1 or Form SB-2.

5. ENTIRE AGREEMENT

This document contains the entire agreement and understanding concerning the subject matter among the Parties and supersedes and replaces all prior negotiations and proposed agreements, whether written or oral. Each of the Parties acknowledges no other party, nor any agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained in this agreement, concerning the subject matter hereof, to induce them to execute this agreement and give the releases contained herein and each party acknowledges each has not executed this agreement in reliance on any such promise, representation or warranty not expressly contained herein.

6. LAW, VENUE

This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California, without giving effect to conflicts of laws principles. The Parties each agree to the exclusive jurisdiction of any state or federal court within the County of San Diego, State of California, with respect to any claim or cause of action arising under or relating to this Agreement, and waive personal service of any and all process upon it and consent that all service of process be made by overnight courier (with confirmation of delivery) or express, certified or registered mail, return receipt requested, directed to it at its address as set forth in this Agreement and service so made shall be deemed to be completed when received. The Parties each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder. Nothing in this Section shall affect the right of the Parties to serve legal process in any other manner permitted by applicable laws.

Agreed to this 5th day of December 2006

Bio-Matrix Scientific Group Inc.	Biotechnology Partners Business Trust
(Debtor)	(Creditor)

By__________	By__________

Its:__________	Its:__________

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